Exhibit 3.1

DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website:  secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	Penthouse Media Group Inc.

2.	Resident Agent	CSC Services of Nevada, Inc.
	Name and Street	Name
	Address:	502 East John Street	Carson City	NEVADA	89706
	(must be a Nevada address where process	Street Address	City		Zip Code
	may be served)	Optional Mailing Address	City	State	Zip Code

3.	Shares:	500 million shares of common stock, Par Value $.01
	(number of shares corporation authorized to issue)	100 million shares of preferred stock, Par Value $.01 (see attachment)

		Number of shares with par value:	Par value: $	Number of shares without par value:

4.	Names &	1. Marc H. Bell
	Addresses,	Name
	of Board of	6800 Broken Sound Parkway	Boca Raton	FL	33487
	Directors/Trustees:	Street Address	City	State	Zip Code
(attach additional page
	if there is more than 3	2. Daniel C. Staton
	directors/trustees)	Name
		6800 Broken Sound Parkway	Boca Raton	FL	33487
		Street Address	City	State	Zip Code

3.
Name

		Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be: To engage in any lawful business
	(optional-see instructions)	for which corporations may be organized under NRS 78.

6.	Names, Address	Carlos Ramirez	/S/ Carlos Ramirez
	and Signature of	Name Milberg Weiss Bershad & Schulman	Signature
	Incorporator:	One Pennsylvania Plaza	New York	NY	10119
	(attach additional page	Street Address	City	State	Zip Code
if there is more than 1
incorporator)

7.	Certificate of Acceptance of	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada Inc.
	Appointment of	By: /S/ CSC Services of Nevada Inc.		1/17/2006
	Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company	Date

This form must be accompanied by appropriate fees.

ATTACHMENT

Articles of Incorporation

Penthouse Media Group Inc.

500 million shares of common stock having a par value of $.01 per share, of which 250 million shares are designated Series B common stock.

100 million shares of preferred common stock having a par value of $.01 per share, of which 50 million shares are designated Series A Convertible Preferred Stock.